Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Angel Oak Mortgage REIT, Inc.

Angel Oak Mortgage Operating Partnership, LP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(1)(2)	Maximum Aggregate Offering Price(2)(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Angel Oak Mortgage REIT, Inc.
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Preferred Stock, $0.01 par value per share	457(o)	—	—	—	—	—
Fees to Be Paid	Debt	Debt Securities(4)	457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Warrants	457(o)	—	—	—	—	—
Fees to Be Paid	Debt	Guarantees of Debt Securities of Angel Oak Mortgage Operating Partnership, LP (5)(6)	457(o)	—	—	—	—	—
Angel Oak Mortgage Operating Partnership, LP
Fees to Be Paid	Debt	Debt Securities(5)	457(o)	—	—	—	—	—
Fees to Be Paid	Debt	Guarantees of Debt Securities of Angel Oak Mortgage REIT, Inc. (4)(6)	457(o)	—	—	—	—	—
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	N/A	Unallocated (Universal) Shelf	$750,000,000	0.00014760	$110,700
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$750,000,000		$110,700
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$110,700

(1)	The amount to be registered consists of up to $750,000,000 of an indeterminate amount of the securities of each identified class being registered hereby and is not specified as to each class of securities pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, which together shall have a maximum offering price not to exceed $750,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities.

(2)	The proposed maximum offering price per security and the proposed aggregate offering price per class of security will be determined from time to time by the registrants of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3.

(3)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate public offering price of the securities registered hereunder will not exceed $750,000,000.

(4)	Angel Oak Mortgage Operating Partnership, LP may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Angel Oak Mortgage REIT, Inc.

(5)	Angel Oak Mortgage REIT, Inc. may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Angel Oak Mortgage Operating Partnership, LP.

(6)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.